As filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Envision Healthcare Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4100 (Primary Standard Industrial Classification Code Number)	45-0832318 (I.R.S. Employer Identification No.)

6200 S. Syracuse Way

Suite 200

Greenwood Village, CO 80111

(303) 495-1200

(Address, including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

Craig A. Wilson, Esq.

Senior Vice President and General Counsel

6200 S. Syracuse Way

Suite 200

Greenwood Village, CO 80111

(303) 495-1200

(Name, Address, including Zip Code, and Telephone Number, including

Area Code, of Agent for Service)

With copies to:

Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Jonathan A. Schaffzin, Esq. Stuart G. Downing, Esq. Cahill Gordon & Reindel LLP Eighty Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-189292

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.01 par value per share	8,050,000	$23.00	$185,150,000	$25,255

(1)                                  Includes shares/offering price of shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.

(2)                                  This amount represents the proposed maximum aggregate offering price of the securities registered hereunder.  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Envision Healthcare Holdings, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the Company’s common stock, par value $0.01 per share, being offered hereby and a related consent, and an accountants’ consent.  The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-189292), as amended (including the exhibits thereto), declared effective on August 13, 2013 by the Securities and Exchange Commission (the “Commission”).

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on August 14, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours on August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Envision Healthcare Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on August 13, 2013.

Envision Healthcare Holdings, Inc.

By:	/s/ Craig A. Wilson
	Name:	Craig A. Wilson
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 13, 2013 by the following persons in the capacities indicated.

Signature	Title

*	Director, President and Chief Executive Officer (Principal Executive Officer)
William A. Sanger

*	Director, Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)
Randel G. Owen

*	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
R. Jason Standifird

*	Director
Richard J. Schnall

*	Director
Kenneth A. Giuriceo

*	Director and Chairman
Ronald A. Williams

*	Director
Carol J. Burt

Signature		Title

*		Director
Leonard M. Riggs, Jr., M.D.

*		Director
Michael L. Smith

*By:	/s/ Craig A. Wilson
Craig A. Wilson,
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Debevoise & Plimpton LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-189292) and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP.

23.2

Consent of Debevoise & Plimpton LLP (included in their opinion filed as Exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-189292) and incorporated herein by reference).

24.1	Powers of Attorney (contained on the signature pages to the Registration Statement on Form S-1 filed on June 13, 2013 (File No. 333-189292) and incorporated herein by reference).